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Exhibit 10.66A

NONSTATUTORY STOCK OPTION AGREEMENT

    SUN MICROSYSTEMS, INC. (the "Company"), a Delaware corporation, hereby grants to            (the "Optionee") an option to purchase a total of             shares of Common Stock (the "Shares") at the Option Price as specified on this agreement, and in all respects subject to the terms, definitions and provisions of the 1990 Long-Term Equity Incentive Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

1.
NATURE OF THE OPTION

    This option is intended by the Company and the Optionee to be a nonstatutory stock option, and does not qualify for any special tax benefits to the Optionee. This option is not an Incentive Stock Option and is not subject to Section 7(g) of the Plan.

2.
OPTION PRICE

    The Option Price is {2} for each share of Common Stock.

3.
EXERCISE OF OPTION

    This option shall be exercisable during its term in accordance with the provisions of Section 7 of the Plan as follows:

  (i)
  RIGHT TO EXERCISE

      (a) Subject to subsections 3(i)(b), (c) and (d), below:

    •
    if you are an existing Sun Microsystems, Inc. employee, this option shall be exercisable cumulatively, to the extent of 20% of the Shares subject to the option on or after            (one year after date of grant) and to the extent of an additional 20% of the Shares on each yearly anniversary of such date thereafter.

    •
    if this option was granted in connection with you becoming a Sun Microsystems, Inc. employee (new hire or rehire grant), this option will become exercisable cumulatively, to the extent of 20% of the Shares subject to the option on or after one year from your hire date and to the extent of an additional 20% of the Shares on each yearly anniversary of such date thereafter.

      (b) Notwithstanding subsection 3(i)(a), above, and subject to subsections 3(i)(c), 7 and 8, below, in the event of Optionee's death or disability, this option shall be exercisable cumulatively, to the extent of 1.6667% of the Shares subject to the option on or after one month following the date of grant and to the extent of an additional 1.6667% of the Shares on each monthly anniversary of such date thereafter.

      (c) This option may not be exercised for a fraction of a share.

      (d) In the event of Optionee's termination of employment, the exercisability of the option is governed by Section 6, below.

  (ii)
  METHOD OF EXERCISE

    This option shall be exercisable by written notice which shall state the election to exercise the option, the number of Shares in respect of which the option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee, shall be delivered in person or by certified mail to the Treasury Department of the Company, and shall be accompanied by payment of the purchase price.

4.
METHOD OF PAYMENT

    Payment of the purchase price shall be by any of the following, or a combination thereof, at the election of the Optionee: cash, check, or surrender of other shares of Common Stock of the Company of a value equal to the purchase price of the shares as to which the option is exercised; or the Optionee may elect to transact a "same-day -sale"—thereby executing a "cashless" option exercise, provided such a sale does not violate any applicable federal or state laws or regulations.

5.
RESTRICTIONS ON EXERCISE

    This option may not be exercised if the issuance of such shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Regulation G as promulgated by the Federal Reserve Board. As a condition to the exercise of this option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6.
TERMINATION OF STATUS AS AN EMPLOYEE

(i)
GENERAL RULE

    Subject to subsection 6(ii) below, if Optionee ceases to serve as an Employee, Optionee may, but only within 90 days after the date Optionee ceases to be an Employee of the Company, exercise his/her option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the option at the date of such termination, or if Optionee does not exercise the option within the time specified herein, the option shall terminate.

  (ii)
  RETIREMENT

    Notwithstanding subsection 6(i) above, in the case of an Optionee who is not in a job classification of director-level or above and who ceases to serve as an Employee by reason of retirement (as defined below), then for purposes of this Agreement, the Option shall remain outstanding and shall be exercisable as though the Optionee had remained in Continuous Status as an Employee for twelve (12) months after the date of retirement. Subject to earlier termination under Section 8 or 10 below, such Optionee may, but only within ninety (90) days after the end of such twelve (12)-month period, exercise his/her option to the extent that Optionee was entitled to exercise it at the end of such twelve (12)-month period. To the extent that Optionee was not entitled to exercise the option at the end of such twelve (12)-month period, or if Optionee does not exercise the option within the time specified herein, the option shall terminate. For purposes of this Agreement, the term "retirement" shall mean the Optionee's voluntary resignation from the Company (i) at or after attaining age sixty-five (65), (ii) at or after attaining age sixty (60) with five (5) or more years of service with the Company, or (iii) at or after attaining age fifty-five (55) with ten (10) or more years of service with the Company.

7.
DISABILITY OF OPTIONEE

    Notwithstanding the provisions of Section 6, above, if Optionee is unable to continue his/her employment relationship with the Company as a result of his/her total and permanent disability (as defined in Section 22(e)(3) of the Code), optionee may exercise his/her option, but only within six (6) months after the date optionee ceases to be an Employee of the Company and only to the extent of the right to exercise that would have accrued in accordance with Section 3(i)(b) hereof had Optionee remained in Continuous Status as an employee for 12 months after the date of such termination. To the extent that Optionee was not entitled to exercise the option at the date of such termination, or if Optionee does not exercise the option within the time specified herein, the option shall terminate.

8.
DEATH OF OPTIONEE

    In the event of the death of Optionee:

  (i)
  during the option period while an Employee of the Company and having been in Continuous Status as an Employee since the date of grant of the option, the option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued in accordance with Section 3(i)(b)

    hereof had the Optionee continued living and remained in Continuous Status as an Employee for twelve (12) months after the date of death; or (ii) within one (1) month after the termination of the Optionee's Continuous Status as an Employee, the option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that had accrued in accordance with Section 3(i)(b) hereof at the date of termination. To the extent that Optionee was not entitled to exercise the option at the date of death (in accordance with the above), or if the option is not exercised within the times specified herein, the option will terminate.

9.
NON-TRANSFERABILITY OF OPTION

    This option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him. The terms of this option shall be binding upon the executors, administrators, heirs, successors and assignees of the Optionee.

10.
TERM OF OPTION

    This option may not be exercised more than eight (8) years from the date of grant of this option, and may be exercised during such term only in accordance with the Plan and the terms of this option.

DATE OF GRANT:	APPROVED BY:
SUN MICROSYSTEMS, INC.
MICHAEL E. MORRIS

    The Optionee acknowledges receipt of a copy of the Plan Summary, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan.

    OPTIONEE SIGNATURE

      DATE SIGNED(d/mm/yy)

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NONSTATUTORY STOCK OPTION AGREEMENT